UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2026

KUSTOM ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-33899	20-0064269
(State or other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6366 College Blvd., Overland Park, KS 66211

(Address of Principal Executive Offices) (Zip Code)

(913) 814-7774

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value per share	KUST	The Nasdaq Capital Market LLC

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on June 24, 2026, Kustom Entertainment, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Acquisition Agreement”) with Cycurion, Inc., a Delaware corporation (“Buyer” or “CYCU”). Pursuant to the Acquisition Agreement, the Company will sell to Buyer all assets of the Company relating to the video-solutions division, including the development, sale, licensing, support and servicing of video hardware, camera products, platforms, software and software solutions (the “Business”). The Company shall sell, transfer, convey, assign and deliver to Buyer all of the Company’s right, title and interest in all assets, claims, rights and interests used primarily in or held for the use of the Business.

On July 23, 2026, the Company entered into an Amendment No. 1 and Forbearance / Extension Agreement to Asset Purchase Agreement (the “Amendment Agreement”) with the Buyer. The transaction is anticipated to close on or about September 15, 2026, pursuant to a temporary forbearance and extension of the closing date, subject to the terms and conditions set forth in the Amendment Agreement. As consideration for such extension, the Buyer has agreed to (i) make an immediate, non-refundable cash payment to the Company of $250,000 and (ii) replace the 2,000,000 warrants contemplated by the Acquisition Agreement with Series H CYCU preferred stock (the “Series H Preferred Stock”) having an aggregate stated value of $600,000.

The Series H Preferred Stock will accrue dividends at a rate of 12.0% per year on the stated value, paid quarterly. Each share of Series H Preferred Stock is convertible into shares of CYCU common stock at a conversion rate equal to the stated value plus accrued dividends divided by $1.45 per share.

The Registration Rights Agreement entered into in connection with the Acquisition Agreement is amended by the Amendment Agreement, pursuant to which the registration rights will apply to all shares of CYCU common stock issuable upon conversion of or payment of dividends on the Series H Preferred Stock.

All conditions precedent under the Acquisition Agreement have been fully satisfied or waived, with both parties fully aligned to complete the transaction on or before the extended date.

Except as expressly modified by the Amendment Agreement, all provisions of the Acquisition Agreement remain unchanged and in full force and effect. In the event of any inconsistency between the Amendment Agreement and the Acquisition Agreement, the Amendment Agreement will control.

The foregoing summary provides only a brief description of the Amendment Agreement. The summary does not purport to be complete and is qualified in its entirety by the full text of such document, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 8.01 Other Information.

On July 27, 2026, the Company issued a press release announcing the execution of the Amendment Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

See the Exhibit Index below, which is incorporated by reference herein.

Exhibit No.	Description
10.1	Amendment No. 1 and Forbearance / Extension Agreement to Asset Purchase Agreement, dated July 23, 2026.
99.1	Press Release dated July 27, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2026

Kustom Entertainment, Inc.

By:	/s/ Stanton E. Ross
Name:	Stanton E. Ross
Title:	Chairman, President and Chief Executive Officer